Exhibit 99.1

Citizens First National Bank
401(k) and Profit Sharing Plan
EIN 36-0917979 PN 003
Accountants’ Report and Financial Statements
December 31, 2010 and 2009

Citizens First National Bank 401(k) and Profit Sharing Plan
December 31, 2010 and 2009

Report of Independent Registered Public Accounting Firm

Plan Administrator
Citizens First National Bank 401(k) and Profit Sharing Plan
Princeton, Illinois

We have audited the accompanying statements of net assets available for benefits of Citizens First National Bank 401(k) and Profit Sharing Plan as of December 31, 2010 and 2009, and the related statements of changes in net assets available for benefits for the years then ended.  These financial statements are the responsibility of the Plan's management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  Our audits also included examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management and evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of Citizens First National Bank 401(k) and Profit Sharing Plan as of December 31, 2010 and 2009, and the changes in its net assets available for benefits for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 4, the Plan changed its method of accounting for notes receivable from participants.

The accompanying supplemental schedule of assets (held at end of year) is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.  The supplemental schedule is the responsibility of the Plan's management.  The supplemental schedule has been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, is fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

/s/ BKD, LLP

Decatur, Illinois
June 28, 2011

Federal Employer Identification Number:  44-0160260

Citizens First National Bank 401(k) and Profit Sharing Plan
Statements of Net Assets Available for Benefits
December 31, 2010 and 2009
	2010	2009, as adjusted

Investments, At Fair Value	$21,922,194	$19,711,855

Receivables

Employer’s contribution	10,989	169,000
Employee’s contribution	-	30,732
Notes receivable from participants	445,812	462,431

	456,801	662,163

Net Assets Available for Benefits, At Fair Value	22,378,995	20,374,018

Adjustments from fair value to contract value for interest in collective trust relating to fully benefit-responsive contracts	(74,203)	(32,992)

Net Assets Available for Benefits	$22,304,792	$20,341,026

See Notes to Financial Statements

Citizens First National Bank 401(k) and Profit Sharing Plan
Statements of Changes in Net Assets Available for Benefits
Years Ended December 31, 2010 and 2009

	2010	2009, as adjusted

Investment Income
Net appreciation in fair value of investments	$788,163	$2,169,830
Interest and dividends	563,692	579,414
	1,351,855	2,749,244

Interest Income from Notes Receivable from Participants	25,021	25,357

Contributions
Employer	447,982	591,270
Participants	924,911	911,398
Rollovers	3,252	3,547

	1,376,145	1,506,215

Total additions	2,753,021	4,280,816

Deductions
Benefits paid to participants	785,192	780,218
Administrative expenses	4,063	10,542

Total deductions	789,255	790,760

Net Increase	1,963,766	3,490,056

Net Assets Available for Benefits, Beginning of Year	20,341,026	16,850,970

Net Assets Available for Benefits, End of Year	$22,304,792	$20,341,026

See Notes to Financial Statements

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

Note 1:	Description of the Plan

The following description of the Citizens First National Bank 401(k) and Profit Sharing Plan (Plan) provides only general information.  Participants should refer to the Plan Document and Summary Plan Description for a more complete description of the Plan’s provisions, which are available from the plan administrator.

General

The Plan is a defined contribution plan sponsored by Citizens First National Bank (Employer) covering all employees who have at least one year of service and are age 18 or older.  The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA).  JPMorgan Chase Bank, N.A. was the trustee of the Plan through June 11, 2010 and DWS Trust Company is the trustee of the Plan effective June 11, 2010.  ADP serves as Plan custodian.

Contributions

The Plan permits eligible employees through a salary deferral election to have the Employer make annual contributions of up to 100% of eligible compensation.  Employee rollover contributions are also permitted.  The Employer makes matching contributions of 100% of employees’ salary deferral amounts up to 3% of employee’s compensation and 50% of the employees’ compensation between 3% and 5%.  The Employer may also, at its sole discretion, contribute to the Plan an amount to be determined from year to year as a profit sharing contribution.  For the year ended December 31, 2010, there was no profit sharing contribution.  For the year ended December 31, 2009, the profit sharing contribution was 1% of eligible compensation.  Contributions are subject to certain limitations.

Participant Investment Account Options

Investment account options available include various funds.  Each participant has the option of directing his contributions into any of the separate investment accounts and may change the allocation daily.

Participant Accounts

Each participant’s account is credited with the participant’s contribution, the Employer’s contribution and plan earnings.  The benefits to which a participant is entitled is the benefit that can be provided from the participant’s vested account.

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

Vesting

Participants are immediately vested in their voluntary contributions and the Employer’s matching contributions plus earnings thereon.  Vesting in the Employer’s profit sharing contribution portion of their accounts plus earnings thereon is based on years of continuous service.  A participant is fully vested after 5 years of continuous service.  The nonvested balance is forfeited upon payment of benefits.  Forfeitures may be used to reduce matching contributions, to pay Plan expenses or can be allocated among active participants based upon eligible compensation.

Payment of Benefits

Upon termination of service, an employee may elect to receive either a lump-sum amount equal to the value of his account or installments.

Notes Receivable from Participants

The Plan document includes provisions authorizing loans from the Plan to active eligible participants.  The minimum amount of a loan shall be $1,000.  The maximum amount of a participant’s loans is determined by the available loan balance restricted to the lesser of $50,000 or 50% of the participant’s vested account balance.  All loans are covered by demand notes and are repayable over a period not to exceed five years (except for loans for the purchase of a principal residence) through payroll withholdings unless the participant is paying the loan in full.  Interest on the loans is charged at prime rate plus 1% at loan inception.  Notes receivable from participants are reported at amortized principal balance plus accrued but unpaid interest.

Plan Termination

Although it has not expressed an intention to do so, the Employer has the right under the Plan to discontinue its contributions at any time and to terminate the Plan, subject to the provisions of ERISA.  In the event of plan termination, participants will become 100% vested in their accounts.

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

Note 2:	Summary of Significant Accounting Policies

Basis of Accounting

The accompanying financial statements are prepared on the accrual basis of accounting.

Investment contracts held by a defined-contribution plan are required to be reported at fair value.  Contract value is the relevant measurement attribute for that portion of the net assets available for benefits of a defined-contribution plan attributable to fully benefit-responsive investment contracts, because contract value is the amount participants would receive if they were to initiate permitted transactions under the terms of the plan.  The plan invests in investment contracts through a collective trust.  The Statement of Net Assets Available for Benefits presents the fair value of the investment in the collective trust, as well as the adjustment of the investment in the collective trust from fair value to contract value relating to the investment contracts.  The Statement of Changes in Net Assets Available for Benefits is prepared on a contract value basis.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets and changes in net assets and disclosure of contingent assets and liabilities at the date of the financial statements.  Actual results could differ from those estimates.

Valuation of Investments and Income Recognition

Quoted market prices are used to value mutual funds.  Common stocks are valued at the closing price reported on the active market on which the individual security is traded.  The plan’s interest in the common collective trust is valued based on information reported by the trustee using the audited financial statements of the collective trust at year end.

Purchases and sales of securities are recorded on a trade-date basis.  Interest income is recorded on the accrual basis.  Dividends are recorded on the ex-dividend date.  Net appreciation includes the Plan’s gains and losses on investments bought and sold as well as held during the year.

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

Plan Tax Status

The Plan operates under a nonstandardized adoption agreement in connection with a prototype retirement plan sponsored by Automatic Data Processing, Inc.  This prototype plan document has been filed with the appropriate agency.  The Plan has not obtained or requested a determination letter.  However, the Plan administrator believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and that the Plan was qualified and the related trust was tax exempt as of the financial statement date.  The Plan is no longer subject to U.S. federal tax examinations by tax authorities for years before 2007.

Payment of Benefits

Benefit payments to participants are recorded upon distribution.

Administrative Expenses

Administrative expenses may be paid by the Employer or the Plan, at the Employer’s discretion.

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

Note 3:	Investments

The Plan’s investments (including investments bought, sold and held during the year) appreciated (depreciated) in fair value as follows:

	2010
	Net
	Appreciation
	(Depreciation)
	in Fair Value	Fair Value at
	During Year	End of Year

Mutual funds
Fixed income funds	$1,841	$196,725
Balanced funds	737,019	11,558,458
Equity funds	728,492	6,127,272
International stock funds	105,534	1,202,116
Government funds	2,078	444,249
Common stock
Financial institution	(786,801)	552,423
Common collective trust fund	-	1,840,951

	$788,163	$21,922,194

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

	2009, as adjusted
	Net
	Appreciation
	(Depreciation)
	in Fair Value	Fair Value at
	During Year	End of Year

Mutual funds
Fixed income funds	$7,117	$116,145
Balanced funds	1,661,286	10,685,222
Equity funds	1,072,988	4,951,805
International stock funds	336,609	1,231,428
Government funds	6,811	371,444
Common stock
Financial Institution	(914,981)	936,606
Common collective trust fund	-	1,419,205

	$2,169,830	$19,711,855

The fair value of individual investments that represented 5% or more of the Plan’s net assets available for benefits in either year were as follows:

	2010	2009

Harbor International Fund	$1,202,116	$1,231,428
American Funds Growth R3 Fund	1,978,836	1,694,694
American Funds Fundamental Investment Fund	1,504,918	1,293,287
Fidelity Asset Manager Fund	2,461,253	2,174,554
American Funds Income R3 Fund	8,646,575	8,418,268
Vanguard Total Stock Market Fund	1,475,759	1,184,695
Federated Capital Preservation Fund	1,840,951	1,419,205

Interest and dividends realized on the Plan’s investments for the years ended 2010 and 2009 were $563,692 and $579,414, respectively.

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

Note 4:	Change in Accounting Principle

During 2010, the Plan adopted the provisions of ASU 2010-25, Reporting Loans to Participants by Defined Contribution Pension Plans.  The ASU requires loans to participants to be reported as Notes Receivable from Participants at unpaid principal plus accrued but unpaid interest, instead of being reported as a part of Investments at fair value as they were under previous guidance.

The following financial statement line items for fiscal years 2010 and 2009 were affected by the change in accounting principle:

	2010
	Statement of Net Assets Available for Benefits
	As Computed Under Previous Guidance	As Computed Under ASU 2010-25	Effect of Change

Investments	$22,368,006	$21,922,194	$(445,812)
Notes receivable from participants	-	445,812	445,812

	2009
	Statement of Net Assets Available for Benefits
	As Previously Reported	As Adjusted	Effect of Change

Investments	$20,174,286	$19,711,855	$(462,431)
Notes receivable from participants	-	462,431	462,431

	2010
	Statement of Changes in Net Assets Available for Benefits
	As Computed Under Previous Guidance	As Computed Under ASU 2010-25	Effect of Change

Interest and dividends	$588,713	$563,692	$(25,021)
Net investment income	1,376,876	1,351,855	(25,021)
Interest income from notes receivable from participants	-	25,021	25,021

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

	2009
	Statement of Changes in Net Assets Available for Benefits
	As Previously Reported	As Adjusted	Effect of Change

Interest and dividends	$604,771	$579,414	$(25,357)
Net investment income	2,774,601	2,749,244	(25,357)
Interest income from notes receivable from participants	-	25,357	25,357

Net assets available for benefit were not affected by the adoption of the new guidance.

Note 5:	Party-in-Interest Transactions

Party-in-interest transactions include those with fiduciaries or employees of the Plan, any person who provides services to the Plan, an employer whose employees are covered by the Plan, a person who owns 50 percent or more of such an employer, or relatives of such persons.

Active participants can purchase the common stock of Princeton National Bancorp, Inc., the parent of the Employer.  At December 31, 2010 and 2009, participants held 151,764 and 86,643 shares, respectively.  Due to the decrease in the Company’s stock price during the year, there was an increase in the number of shares being purchased in the 401(k) Plan.  This caused a temporary shortfall in the registered shares of the plan and contributions to the stock fund were temporarily suspended on September 22, 2010.  The suspension was lifted on October 1, 2010.

The Plan incurs expenses related to general administration and record keeping.  The Employer pays these expenses and certain accounting and auditing fees relating to the Plan.

Note 6:	Plan Amendments

Effective June 11, 2010, the Plan trustee was changed from JP Morgan Chase Bank, N.A. to DWS Trust Company.

Effective July 1, 2010, the Plan was amended for the addition of a Roth IRA 401(k) option as an investment elective to the Plan.

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

Note 7:	Fair Value of Plan Assets

Accounting Standards Codification Topic 820, Fair Value Measurements, defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.  Topic 820 also specifies a fair value hierarchy which requires a plan to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.  The standard describes three levels of inputs that may be used to measure fair value:

Level 1	Quoted prices in active markets for identical assets

Level 2
Observable inputs other than Level 1 prices, such as quoted prices for similar assets; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets

Following is a description of the valuation methodologies and inputs used for assets measured at fair value on a recurring basis and recognized in the accompanying statements of net assets available for benefits, as well as the general classification of such assets pursuant to the valuation hierarchy.

Investments

Where quoted market prices are available in an active market, securities are classified within Level 1 of the valuation hierarchy.  Level 1 securities include common stock of Princeton National Bancorp, Inc., the parent company of the Employer, and mutual funds.  If quoted market prices are not available, then fair values are estimated by using pricing models, quoted prices of securities with similar characteristics or discounted cash flows.  Level 2 securities include a common collective trust fund.  In certain cases where Level 1 or Level 2 inputs are not available, securities are classified within Level 3 of the hierarchy.  There were no level 3 securities.

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

The following table presents the fair value measurements of assets recognized in the accompanying statements of net assets available for benefits measured at fair value on a recurring basis and the level within the fair value hierarchy in which the fair value measurements fall at December 31, 2010 and 2009:

		2010
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Asset (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Equity Securities
Financial institution	$552,423	$552,423	$-	$-
Mutual Funds
Fixed income funds	196,725	196,725	-	-
Balanced funds	11,558,458	11,558,458	-	-
Equity funds	6,127,272	6,127,272	-	-
International stock funds	1,202,116	1,202,116	-	-
Government funds	444,249	444,249
Common Collective
Trust Fund	1,840,951	-	1,840,951	-

	$21,922,194	$20,081,243	$1,840,951	$-

Citizens First National Bank 401(k) and Profit Sharing Plan
Notes to Financial Statements
December 31, 2010 and 2009

		2009, as adjusted
		Fair Value Measurements Using
	Fair Value	Quoted Prices in Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)

Equity Securities
Financial institution	$936,606	$936,606	$-	$-
Mutual Funds
Fixed income funds	116,145	116,145	-	-
Balanced funds	10,685,222	10,685,222	-	-
Equity funds	4,951,805	4,951,805	-	-
International stock funds	1,231,428	1,231,428	-	-
Government funds	371,444	371,444
Common Collective
Trust Fund	1,419,205	-	1,419,205	-

	$19,711,855	$18,292,650	$1,419,205	$-

Note 8:	Risks and Uncertainties

The Plan invests in various investment securities.  Investment securities are exposed to various risks such as interest rate, market and credit risks.  Due to the level of risk associated with certain investment securities, it is at least reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the participants’ account balances and the amounts reported in the statement(s) of net assets available for benefits.

Supplemental Schedule

Citizens First National Bank 401(k) and Profit Sharing Plan
EIN 36-0917979 PN 003
Schedule H, Line 4i - Schedule of Assets (Held at End of Year)
December 31, 2010

Identity of Issuer	Description of Investment	Current Value

Common Stock
Princeton National Bancorp, Inc.*	151,764 shares	$552,423

Mutual Funds
American Funds Growth R3 Fund	66,005 shares	1,978,836
Oppenheimer Small-Mid Value A Fund	26,264 shares	841,494
Harbor International Fund	19,853 shares	1,202,116
Fidelity Asset Manager Fund	192,436 shares	2,461,253
American Funds Income R3 Fund	524,035 shares	8,646,575
Vanguard Short Term Investment Fund	18,266 shares	196,725
Fidelity GNMA Fund	38,731 shares	444,249
Vanguard Total Stock Market Fund	46,760 shares	1,475,759
American Funds Fundamental Investment Fund	41,073 shares	1,504,918
Fidelity Freedom 2015 Fund	16,009 shares	181,538
Fidelity Freedom 2020 Fund	405 shares	5,588
Fidelity Freedom 2025 Fund	20,364 shares	234,595
Fidelity Freedom 2035 Fund	1,859 shares	21,320
Fidelity Freedom 2040 Fund	415 shares	3,323
Fidelity Freedom 2050 Fund	455 shares	4,266
Neuberger Berman Genesis Fund	11,817 shares	326,265
		19,528,820

Common Collective Trust Fund
Federated Capital Preservation Fund	176,674 shares	1,840,951

Total Investments		21,922,194

Notes Receivble from Participants*	4.25% - 9.25%	445,812

		$22,368,006

* Represents a party-in-interest to the Plan.